Exhibit 23.1



                         CONSENT OF DELOITTE & ASSOCIES
                                       AS
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the France Telecom U.S. Employee Shareholding - September 2005 Plan of our audit report dated February 10, 2005 (for notes 1 to 32) and May 12, 2005 (for note 33) appearing in the Annual Report on Form 20-F of France Telecom for the fiscal year ended December 31, 2004.



DELOITTE & ASSOCIES


/s/ Deloitte & Associes
-----------------------



Neuilly sur Seine, France
September 9, 2005